UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

NEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38551	46-3915846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Erie St., Suite 110

Cambridge, MA 02139

(Address of principal executive offices, including zip code)

(617) 337-4701

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2018, the Board of Directors (the “Board”) of Neon Therapeutics, Inc. (the “Company”) appointed Robert B. Bazemore as a director, effective immediately. Mr. Bazemore has been designated as a Class I director to serve in accordance with the Company’s By-Laws until the Company’s 2019 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or until his earlier death, removal, or resignation. Mr. Bazemore will also be appointed as a member of the Compensation Committee effective on November 17, 2018.

Mr. Bazemore has served as President and Chief Executive Officer and a member of the board of directors of Epizyme, Inc. since September 2015. Prior to joining Epizyme, Mr. Bazemore served as Chief Operating Officer of Synageva BioPharma Corp., where he helped to establish the company’s global commercial and medical organization to support the first product launch, and helped lead the broader transition to a sustainable commercial enterprise, through its acquisition in July 2015. Prior to that, Mr. Bazemore held several senior leadership positions at Johnson & Johnson, including President of Janssen Biotech, where he led the successful launches of numerous products, including the U.S. launches of the oncology therapies ZYTIGA® and IMBRUVICA®. While at Johnson & Johnson, Mr. Bazemore also guided the company’s worldwide immunology portfolio strategy. He also currently serves as a member of the Board of Directors of Ardelyx, Inc. Mr. Bazemore received a B.S. in Biochemistry from the University of Georgia.

In accordance with the Company’s Non-employee Director Compensation Policy, Mr. Bazemore (i) will receive annual cash compensation of $35,000 as a member of the Board and an additional $5,000 as a member of the Compensation Committee; and (ii) was granted an option to purchase 28,000 shares of the Company’s common stock at an exercise price per share of $7.56, which option will vest as to 33% of the shares on the first anniversary of the date of grant and as to the balance in equal monthly installments over the subsequent two years, subject to Mr. Bazemore’s continued service on the Board. Mr. Bazemore will also enter into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-225330) filed with the Securities and Exchange Commission on June 15, 2018. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Bazemore for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by him in any action or proceeding arising out of his respective service as one of our directors.

There are no arrangements or understandings between Mr. Bazemore and any other person pursuant to which Mr. Bazemore was elected as a director. There are no transactions in which Mr. Bazemore has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on November 7, 2018, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEON THERAPEUTICS, INC.

Date: November 7, 2018	By:	/s/ Yasir B. Al-Wakeel,
Yasir B. Al-Wakeel, B.M., B.Ch.
Chief Financial Officer